INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-45177 and 33-43557 of Secom General Corporation on Form S-8 of our report dated December 5, 1997, appearing in this Annual Report on Form 10-K of Secom General Corporation for the year ended September 30, 1997.



Deloitte & Touche LLP
/s/ Deloitte & Touche LLP


Detroit, Michigan December 24, 1997


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